UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 19, 2004

REDDY ICE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

333-110442-04	56-2381368
(Commission File Number)	(IRS Employer Identification No.)

8750 North Central Expressway, Suite 1800 Dallas, Texas	75231
(Address of Principal Executive Offices)	(Zip Code)

(214) 526-6740
(Registrant’s Telephone Number, Including Area Code)

3535 Travis Street, Suite 170, Dallas Texas 75204
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:                                         Entry into a Material Agreement.

On October 19, 2004, Reddy Ice Holdings, Inc. (“Reddy”) entered into a Purchase Agreement to issue and sell to Credit Suisse First Boston LLC (“CSFB”),  CIBC World Market Corp. (“CIBC”) and Bear, Stearns & Co. Inc. (“Bear Stearns”, and together with CSFB and CIBC, the “Initial Purchasers”) $151,000,000 aggregate principal amount at maturity of its 10½% Senior Discount Notes Due 2012 (the “Notes). The Notes will have an initial accreted value of $663.33 per $1,000 principal amount at maturity of Notes. The accreted value of each Note will increase from the date of issuance until November 1, 2008 at a rate of  10½% per annum such that the accreted value will equal the stated principal amount at maturity on November 1, 2008. Reddy expects to receive approximately $100 million in gross proceeds upon the issuance of the Notes and expects to complete the sale of the Notes on or about October 27, 2004. The Notes are being sold to qualified institutional investors in a transaction complying with Securities and Exchange Commission Rule 144A and to non-US persons under SEC Regulation S.

The Initial Purchasers and their affiliates have performed investment banking, financial advisory and lending services for Reddy and its affiliates from time to time, for which they have received customary compensation, and will continue to do so in the future.  Affiliates of the Initial Purchasers are lenders and agents under the senior credit facility of Reddy Ice Group, Inc. (a wholly-owned subsidiary of Reddy).  Additionally, affiliates of Bear Stearns beneficially own approximately 49.1% of Reddy’s series A preferred stock (all of which series A preferred stock will be redeemed with the proceeds of the Note offering) and 49.1% of Reddy’s common stock. Certain affiliates of Canadian Imperial Bank of Commerce (the parent company of CIBC) are participants in the Trimaran Fund Management, L.L.C. (“Trimaran”) investment program. Trimaran beneficially owns approximately 49.1% of Reddy’s series A preferred stock (all of which series A preferred stock will be redeemed with the proceeds of the Note offering) and 49.1% of Reddy’s common stock. Pursuant to Reddy’s shareholders’ agreement, the affiliates of Bear Stearns have designated Philip M. Carpenter III, David E. King and Douglas R. Korn as Reddy directors and Trimaran has designated Robert J. Fioretti, Andrew R. Heyer and William P. Phoenix as Reddy directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDDY ICE HOLDINGS, INC.

Date: October 25, 2004	By:	/s/ Steven J. Janusek
Steven J. Janusek
Chief Financial Officer